We hereby consent to the use in the Statement of Additional Information constituting part of this Post-effective Amendment No. 53 to the registration statement on Form N-1A (the "Registration Statement") of our report dated September 2, 2005, relating to the financial statements and selected per share data and ratios of Integrity Managed Portfolios (the Trust) consisting of The Kansas Municipal Fund, The Kansas Insured Intermediate Fund, The Nebraska Municipal Fund, The Oklahoma Municipal Fund, The Maine Municipal Fund, and the New Hampshire Municipal Fund which appear in such Statement of Additional Information and to the incorporation by reference of our report into the Prospectus which constitutes part of the Registration Statement.  We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus and on the back cover of the Prospectus.

BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota      USA

November 17, 2005